SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):

                                  July 16, 2001

                               eMagin Corporation
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             (Exact name of registrant as specified in its charter)

              Delaware                                 000-24757                              88-0378451
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   (State or Other Jurisdiction of              (Commission File Number)            (I.R.S. Employer Identification
           Incorporation)                                                                       Number)

                2070 Route 52, Hopewell Junction, New York 12533
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               (Address of principal executive offices) (zip code)

                                 (845) 892-1900
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              (Registrant's telephone number, including area code)



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ITEM 5.  OTHER EVENTS.

(a)      Reincorporation in Delaware.

         At the annual meeting of stockholders of eMagin Corporation ("eMagin") held on July 16, 2001, the stockholders approved eMagin's reincorporation as a Delaware corporation (the "Reincorporation"). The Reincorporation became effective on July 16, 2001 at 11:59 p.m. by merging (the "Merger") eMagin (as formerly incorporated in Nevada, "eMagin-Nevada") into its currently existing wholly-owned subsidiary incorporated in the state of Delaware under the name "eMagin Corporation" ("eMagin-Delaware"). Upon completion of the Merger,
eMagin-Nevada ceased to exist as a corporate entity and eMagin-Delaware succeeded to the assets and liabilities of eMagin-Nevada and will continue to operate the business of eMagin-Nevada under its current name, "eMagin Corporation".

         As provided by the Agreement and Plan of Merger (the "Merger Agreement"), each outstanding share of eMagin-Nevada common stock, $0.001 par value per share, was automatically converted into one share of eMagin-Delaware common stock, $0.001 par value per share, at the time the Merger became effective. Each stock certificate representing issued and outstanding shares of eMagin-Nevada common stock continues to represent the same number of shares of eMagin-Delaware common stock. eMagin-Nevada common stock was listed for trading on the Amex and, after the Merger, eMagin-Delaware common stock continues to be listed for trading on the Amex under the same symbol ("EMA") as the shares of eMagin-Nevada common stock had been traded. There has been no interruption in the trading of eMagin's common stock as a result of the Reincorporation. eMagin's common stock is deemed registered under Section 12(b) of the Securities Exchange Act of 1934, as amended, by operation of Rule 12g-3 thereunder.

         The Reincorporation resulted in the implementation of a new certificate of incorporation and by-laws for eMagin, as the existing certificate of incorporation and by-laws of eMagin-Delaware (respectively, the "Delaware Charter" and "Delaware By-Laws") will continue as the certificate of incorporation and by-laws of eMagin and will replace the articles of association and by-laws of eMagin-Nevada as the charter and by-laws of eMagin. Approval by stockholders of the Reincorporation constituted approval of the Merger Agreement, attached hereto as Exhibit 2.1, and the adoption of the Delaware Charter and the Delaware By-Laws, attached hereto as Exhibits 3.1 and 3.2, respectively, as the charter and by-laws of eMagin, and all provisions thereof.

         No change in the corporate name, board members, business, management, fiscal year, assets, liabilities, employee benefit plans or location of principal facilities of eMagin occurred as a result of the Reincorporation.

(b)      Election of Directors.

         The stockholders re-elected the following six directors: Claude Charles, president of Great Tangley Corporation; Gary Jones, president and CEO of eMagin; Ajmal Khan, president and CEO of Verus International Group Limited;
N. Dadomar  (Dan) Reddy,  chairman of the board,  CEO,

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and president of Alliance Semiconductor;  Jack Rivkin,  executive vice president of Citigroup Investments, Inc.; and Martin L. Solomon, interim co-CEO of Hexcel Corporation and past chairman, president, and chief executive officer of American Country Holdings, Inc.

         As a result of the Reincorporation, the directors of eMagin-Nevada became the directors of eMagin-Delaware. The Board of Directors of eMagin-Delaware is divided into three classes serving rotating three year terms. After giving effect to the Reincorporation, the directors of eMagin elected at the Annual Meeting were divided into three classes with each class serving rotating terms in compliance with the requirements set out in the eMagin-Delaware Charter. The directors will serve as follows: Gary W. Jones and Jack Rivkin will hold office as directors for a term expiring at the annual meeting of stockholders to be held in 2002 (Class A); Ajmal Khan and N. Damodar Reddy will hold office as directors for a term expiring at the annual meeting of stockholders to be held in 2003 (Class B); Claude Charles and Martin L. Solomon will hold office as directors for a term expiring at the annual meeting of stockholders to be held in 2004 (Class C).

(c)      Adoption of Amendments to eMagin's 2000 Stock Option Plan.

         The stockholders adopted an amendment, approved by the Board of Directors of eMagin on May 17, 2001, to eMagin's 2000 Stock Option Plan to increase the number of shares of common stock available for issuance thereunder by 2,000,000 shares from 3,900,000 shares to 5,900,000 shares.

(d)      Adoption of the 2001 Employee Stock Purchase Plan.

         The stockholders adopted the eMagin Corporation Employee Stock Purchase Plan, which was adopted by the Board of Directors of eMagin on May 18, 2001.

ITEM 7.           EXHIBITS.

                  Exhibit
                  Number   Description

                  2.1 Agreement and Plan of Merger (incorporated by reference to Exhibit 99.1 to the Proxy Statement of eMagin Corporation on Form DEF 14A filed with the Securities and Exchange Commission on June 14, 2001).

                  3.1 Amended and Restated Certificate of Incorporation of eMagin Corporation (incorporated by reference to
                           Exhibit 99.2 to the Proxy Statement of eMagin Corporation on Form DEF 14A filed with the Securities and Exchange Commission on June 14, 2001).

                  3.2 Amended and Restated By-Laws of eMagin Corporation (incorporated by reference to Exhibit 99.3 to the Proxy Statement

                                       3

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                           of eMagin  Corporation on Form DEF 14A filed with the
                           Securities and Exchange Commission on June 14, 2001).

                  99.1     Press release dated July 19, 2001.

                                       4
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                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                           EMAGIN CORPORATION



                                           By:         /s/ Gary W. Jones
                                              ----------------------------------
                                              Name:   Gary W. Jones
                                              Title:  President and Chief
                                                        Executive Officer

Dated: July 20, 2001